Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG) Prices Upsized Follow-On Offering

New York, NY (May 19, 2015) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (the “Company”) announced today the pricing of its public offering of 5,520,000 shares of its Class A common stock, at a price to the public of $13.00 per share, for a total of approximately $67.4 million of net proceeds after deducting underwriting discounts, commissions, fees and estimated offering expenses payable by the Company. The offering was upsized from the previously announced offering of 3,850,000 shares. Shares of the Company’s Class A common stock trade on the NYSE MKT under the ticker symbol “BRG.”

The offering is expected to close on May 22, 2015, subject to the satisfaction of customary closing conditions. The Company has granted the underwriters a 30-day option to purchase up to approximately 828,000 additional shares to cover overallotments, if any.

The Company intends to use the net proceeds of the offering to invest in multifamily assets and for other general corporate and working capital purposes, which may include the funding of capital improvements at the Company’s properties.

Wunderlich and Compass Point are serving as joint book-running managers for the offering. D.A. Davidson & Co., Janney Montgomery Scott, and Oppenheimer & Co. are serving as co-lead managers for the offering.

The offering is being made pursuant to the Company’s effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the SEC’s website at www.sec.gov or by contacting: Wunderlich Securities, Inc., Attention: Equity Syndicate, 6000 Poplar Avenue, Suite 150, Memphis, TN 38119, or by email at syndicate@wundernet.com, or Compass Point Research & Trading, LLC, Equity Syndicate, 3000 K Street, NW, Suite 340,Washington DC, 20007, or by email at syndicate@compasspointllc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, or any solicitation of an offer to buy, these securities in any state or jurisdiction which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice category. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. BRG generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, enabling the Company to operate as a local sharpshooter in each of its markets and to enhance its off-market sourcing capabilities. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed public offering on the terms described or at all, and the Company's proposed use of net proceeds. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the preliminary prospectus supplement and accompanying prospectus filed by the Company with the SEC on May 18, 2015, and the documents incorporated therein by reference, and in the Company’s annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com

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